Exhibit 10.60
AMENDMENT NO. 2
TO THE
PATRIOT RISK MANAGEMENT, INC. 2006 STOCK OPTION PLAN
     RESOLVED, that Section 4.01 [1] of the 2006 Stock Option Plan is hereby amended to read as follows:
     “4.01 Number of Shares.
[1] Subject to Section 4.03, the number of shares of stock subject to awards under the Plan is 128,464.”